Exhibit 99.1

LIONSGATE REPORTS FISCAL 2014 FULL YEAR REVENUE OF $2.63 BILLION, RECORD ADJUSTED EBITDA OF $370.8 MILLION, ADJUSTED NET INCOME OF $217.9 MILLION OR $1.58 ADJUSTED BASIC EPS AND NET INCOME OF $152.0 MILLION OR
$1.11 BASIC EPS

Results Driven by Contributions from Worldwide Theatrical Box Office, Strong Filmed Entertainment Library Performance, Lower Theatrical Marketing Costs and Decreased Interest Expense

SANTA MONICA, CA, and VANCOUVER, BC, May 29, 2014 - Lionsgate (NYSE: LGF) today reported revenue of $2.63 billion, adjusted EBITDA of $370.8 million, adjusted net income of $217.9 million or $1.58 adjusted basic net income per share and net income of $152.0 million or $1.11 basic net income per share for the full year fiscal 2014 (fiscal year ended March 31, 2014). Revenue for the fourth quarter (quarter ended March 31, 2014) was $721.9 million with adjusted EBITDA of $92.0 million, adjusted net income of $63.5 million or $0.46 adjusted basic EPS and net income of $49.2 million or $0.35 basic EPS.

The Company set all-time highs in adjusted EBITDA and adjusted net income in the fiscal year, with adjusted EBITDA gains driven by record margins, the global box office performance of a theatrical slate led by the blockbusters The Hunger Games: Catching Fire and Now You See Me as well as strong results from the Company’s filmed entertainment library and lower theatrical marketing costs. The Company’s share of income from equity investments also increased due to continued strong gains at EPIX, its partnership with Viacom and MGM, and improved performance at TVGN, its 50/50 partnership with CBS. Adjusted net income benefitted further from decreased interest expense and a lower effective tax rate compared to the prior year.

“Our strong operating momentum, the diversity of our portfolio of businesses and the continued enhancement of our capital structure all contributed to another year of outstanding financial results,” said Lionsgate Chief Executive Officer Jon Feltheimer. “The trajectory of our business, the depth of our content pipelines and the ongoing generation of predictable income from our film franchises, television properties and filmed entertainment library continue to give us excellent long-term visibility.”

Revenue of $2.63 billion for the fiscal year compared to $2.71 billion in the prior year reflecting a domestic theatrical slate of 13 wide releases compared to 19 in the prior year, partially offset by revenue gains in the Company’s television production and international businesses.

Revenue contributors during the year included the global blockbuster The Hunger Games: Catching Fire, which grossed $865 million at the worldwide box office on its way to becoming the 10th highest-grossing domestic release of all time. The hits Now You See Me, which grossed more than $350 million at the worldwide box office, and Divergent, which launched only 10 days before the end of the fiscal year, also made strong revenue contributions. Lionsgate’s television production operations achieved record revenue of $447.4 million in the fiscal year, international operations set an all-time revenue high of $397.1 million and the Company’s filmed entertainment library reached an all-time revenue best of $496 million.

Adjusted EBITDA of $370.8 million for the fiscal year compared to adjusted EBITDA of $329.7 million in the prior year.

Adjusted net income of $217.9 million or $1.58 adjusted basic net income per share compared to adjusted net income of $136.5 million or $1.01 adjusted basic net income per share in the prior year.

Net income for the fiscal year was $152.0 million or $1.11 basic net income per share on 137.5 million weighted average number of common shares outstanding compared to $232.1 million or $1.73 basic net income per share on

134.5 million weighted average number of common shares outstanding during the prior year. Net income in the fiscal year reflected $39.6 million in pre-tax costs associated with the early extinguishment of debt (compared to $24.1 million in the prior year) and net income in the prior year included an income tax benefit of $141.1 million from changes in the valuation allowance.

The Company continued to strengthen its balance sheet in the fiscal year and reduced the principal amount outstanding on its $800 million revolving credit facility to $97.6 million on March 31, 2014 and zero on May 29, 2014. Cash-based interest expense in the fiscal year was $49.0 million compared to $75.3 million in the prior year.

During the quarter, the Company declared its second quarterly dividend of $0.05 per common share payable on May 30, 2014 to shareholders of record as of March 31, 2014.

The Company noted that, since the December 17, 2013 increase in its share repurchase authorization to $300 million, it has repurchased a total of 3,436,017 common shares for an aggregate price of $90.5 million.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, rose to $1.2 billion at March 31, 2014, compared to $1.1 billion at March 31, 2013.

Overall Motion Picture segment revenue for the fiscal year was $2.183 billion compared to $2.329 billion in the prior fiscal year. Within the Motion Picture segment, theatrical revenue declined 2% to $524.7 million due to fewer releases as discussed above.

Lionsgate’s home entertainment revenue from both motion pictures and television was $863.9 million for the fiscal year compared to $964.1 million for the prior year due primarily to fewer releases, partially offset by 20% growth in home entertainment revenue from Managed Brands.

Television revenue included in the Motion Picture segment was $225.3 million in the fiscal year compared to $277.9 million in the prior year. The prior year included the pay TV window for the first Hunger Games film and television revenue from three Twilight Saga titles released prior to Lionsgate’s January 2012 acquisition of Summit Entertainment.

International Motion Picture segment revenue (excluding Lionsgate U.K.) increased 7% to a record $397.1 million in the fiscal year driven by the stellar international box office performances of The Hunger Games: Catching Fire, Now You See Me, Red 2 and Escape Plan and strong carryover performance from the prior year release of The Twilight Saga: Breaking Dawn - Part II.

Lionsgate U.K. posted revenue of $146.3 million for the fiscal year compared to $147.7 million in the prior year.

Revenue for the Television Production segment increased 18% to a record $447.4 million in the fiscal year with strong gains in both domestic and international television. Domestic television deliveries in the fiscal year totaled 176 episodes and 122 hours of television content, including Seasons 1 and 2 of Orange is the New Black, Seasons 1 and 2 of Nashville, Seasons 6 and 7 of Mad Men, Season 6 of Nurse Jackie and Anger Management.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2014 financial results at 9:00 A.M. ET/6:00 A.M. PT on Friday, May 30, 2014. Interested parties may participate live in the conference call by calling 1-800-230-1059 (612-234-9959 outside the U.S. and Canada).  A full digital replay will be available from Friday morning, May 30 through Friday, June 6 by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 326366.

ABOUT LIONSGATE

Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. Lionsgate currently has over 30 television shows on more than 20 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed hit series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first two installments of The Hunger Games franchise, the first installment of the recently-launched Divergent franchise, Now You See Me, Kevin Hart: Let Me Explain, Warm Bodies, The Expendables 2, The Possession, Sinister, Roadside Attractions’ Mud and Pantelion Films’ breakout hit Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2014, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2014	March 31, 2013
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$25,692	$62,363
Restricted cash	8,925	10,664
Accounts receivable, net of reserves for returns and allowances of $106,680 (March 31, 2013 - $103,418) and provision for doubtful accounts of $4,876 (March 31, 2013 - $4,494)	885,571	787,150
Investment in films and television programs, net	1,274,573	1,244,075
Property and equipment, net	14,552	8,530
Equity method investments	181,941	169,450
Goodwill	323,328	323,328
Other assets	71,067	72,619
Deferred tax assets	65,983	82,690
Total assets	$2,851,632	$2,760,869
LIABILITIES
Senior revolving credit facility	$97,619	$338,474
Senior secured second-priority notes	225,000	432,277
July 2013 7-Year Term Loan	222,753	—
Accounts payable and accrued liabilities	332,457	313,620
Participations and residuals	469,390	409,763
Film obligations and production loans	499,787	569,019
Convertible senior subordinated notes	131,788	87,167
Deferred revenue	288,300	254,023
Total liabilities	2,267,094	2,404,343
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 141,007,461 shares issued (March 31, 2013 - 135,882,899 shares)	743,788	672,915
Accumulated deficit	(157,875)	(309,912)
Accumulated other comprehensive loss	(1,375)	(6,477)
Total shareholders’ equity	584,538	356,526
Total liabilities and shareholders’ equity	$2,851,632	$2,760,869

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2014	2013	2012
	(Amounts in thousands, except per share amounts)
Revenues	$2,630,254	$2,708,141	$1,587,579
Expenses:
Direct operating	1,369,381	1,390,569	908,402
Distribution and marketing	739,461	817,862	483,513
General and administration	254,925	218,341	168,864
Gain on sale of asset disposal group	—	—	(10,967)
Depreciation and amortization	6,539	8,290	4,276
Total expenses	2,370,306	2,435,062	1,554,088
Operating income	259,948	273,079	33,491
Other expenses (income):
Interest expense
Contractual cash based interest	48,960	75,322	62,430
Amortization of debt discount and deferred financing costs	17,210	18,258	15,681
Total interest expense	66,170	93,580	78,111
Interest and other income	(6,030)	(4,036)	(2,752)
Loss on extinguishment of debt	39,572	24,089	967
Total other expenses, net	99,712	113,633	76,326
Income (loss) before equity interests and income taxes	160,236	159,446	(42,835)
Equity interests income (loss)	24,724	(3,075)	8,412
Income (loss) before income taxes	184,960	156,371	(34,423)
Income tax provision (benefit)	32,923	(75,756)	4,695
Net income (loss)	$152,037	$232,127	$(39,118)

Basic Net Income (Loss) Per Common Share	$1.11	$1.73	$(0.30)
Diluted Net Income (Loss) Per Common Share	$1.04	$1.61	$(0.30)
Weighted average number of common shares outstanding:
Basic	137,468	134,514	132,226
Diluted	154,415	149,370	132,226

Dividends declared per common share	$0.10	$—	$—

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2014	2013
	(Amounts in thousands, except per share amounts)
Revenues	$721,858	$785,708
Expenses:
Direct operating	403,625	419,187
Distribution and marketing	188,964	192,658
General and administration	68,805	75,067
Depreciation and amortization	1,773	2,050
Total expenses	663,167	688,962
Operating income	58,691	96,746
Other expenses (income):
Interest expense
Contractual cash based interest	9,278	15,520
Amortization of debt discount and deferred financing costs	4,332	4,511
Total interest expense	13,610	20,031
Interest and other income	(1,280)	(978)
Loss on extinguishment of debt	2,919	278
Total other expenses, net	15,249	19,331
Income before equity interests and income taxes	43,442	77,415
Equity interests income (loss)	11,566	(1,173)
Income before income taxes	55,008	76,242
Income tax provision (benefit)	5,856	(86,726)
Net income	$49,152	$162,968

Basic Net Income Per Common Share	$0.35	$1.20
Diluted Net Income Per Common Share	$0.33	$1.10
Weighted average number of common shares outstanding:
Basic	138,599	135,406
Diluted	155,081	150,350

Dividends declared per common share	$0.10	$—

LIONS GATE ENTERTAINMENT CORP.
ANNUAL CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2014	2013	2012
Operating Activities:	(Amounts in thousands)
Net income (loss)	$152,037	$232,127	$(39,118)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment and amortization of intangible assets	6,539	8,290	4,276
Amortization of films and television programs	921,289	966,027	603,660
Amortization of debt discount and deferred financing costs	17,210	18,258	15,681
Non-cash stock-based compensation	60,492	35,838	9,957
Dividend payment from equity method investee	16,079	—	—
Gain on sale of asset disposal group	—	—	(10,967)
Loss on extinguishment of debt	39,572	24,089	967
Equity interests (income) loss	(24,724)	3,075	(8,412)
Deferred income taxes (benefit)	15,913	(87,899)	1,256
Changes in operating assets and liabilities:
Restricted cash	1,775	1,241	37,636
Accounts receivable, net	(93,503)	(4,948)	(256,208)
Investment in films and television programs	(948,082)	(890,276)	(690,304)
Other assets	(3,768)	(2,682)	1,298
Accounts payable and accrued liabilities	17,628	(50,154)	28,302
Participations and residuals	59,207	(6,875)	19,813
Film obligations	(19,187)	1,920	37,081
Deferred revenue	34,035	28,088	30,969
Net Cash Flows Provided By (Used In) Operating Activities	252,512	276,119	(214,113)
Investing Activities:
Purchases of investments	—	(2,022)	—
Proceeds from the sale of investments	—	6,354	—
Proceeds from the sale of a portion of equity method investee	9,000	—	—
Purchase of Summit Entertainment, net of unrestricted cash acquired of $315,932	—	—	(553,732)
Proceeds from the sale of asset disposal group, net of transaction costs, and cash disposed of $3,943	—	—	9,119
Investment in equity method investees	(17,250)	(1,530)	(1,030)
Dividends from equity method investee in excess of earnings	4,169	—	—
Increase in loans receivable	—	—	(4,671)
Repayment of loans receivable	4,275	4,274	—
Purchases of property and equipment	(8,799)	(2,581)	(1,885)
Net Cash Flows Provided By (Used In) Investing Activities	(8,605)	4,495	(552,199)
Financing Activities:
Senior revolving credit facility - borrowings, net of deferred financing costs of $15,804 for the year ended March 31, 2013	872,220	1,144,620	390,650
Senior revolving credit facility - repayments	(1,113,075)	(921,700)	(360,650)
Senior secured second-priority notes - consent fee	—	(3,270)	—
Senior secured second-priority notes and July 2013 7-Year Term Loan - borrowings, net of deferred financing costs of $6,860 for the year ended March 31, 2014 and $12,383 for the year ended March 31, 2012	440,640	—	201,955
Senior secured second-priority notes - repurchases and redemptions	(470,584)	—	(9,852)
Summit Term Loan - borrowings, net of debt discount of $7,500 and deferred financing costs of $16,350	—	—	476,150
Summit Term Loan - repayments	—	(484,664)	(15,066)
Convertible senior subordinated notes - borrowings	60,000	—	45,000
Convertible senior subordinated notes - repurchases	—	(7,639)	(46,059)
Production loans - borrowings	532,416	378,510	381,856
Production loans - repayments	(517,874)	(371,069)	(238,725)
Pennsylvania Regional Center credit facility - repayments	(65,000)	(500)	—
Repurchase of common shares	—	—	(77,088)
Dividends paid	(6,900)	—	—
Exercise of stock options	11,972	2,897	3,520
Tax withholding required on equity awards	(23,077)	(15,995)	(4,320)
Other financing obligations - repayments	—	(3,710)	—
Net Cash Flows Provided By (Used In) Financing Activities	(279,262)	(282,520)	747,371
Net Change In Cash And Cash Equivalents	(35,355)	(1,906)	(18,941)
Foreign Exchange Effects on Cash	(1,316)	(29)	(3,180)
Cash and Cash Equivalents - Beginning Of Period	62,363	64,298	86,419
Cash and Cash Equivalents - End Of Period	$25,692	$62,363	$64,298

LIONS GATE ENTERTAINMENT CORP.
FOURTH QUARTER CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2014	2013
Operating Activities:	(Amounts in thousands)
Net income	$49,152	$162,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of intangible assets	1,773	2,050
Amortization of films and television programs	284,471	307,152
Amortization of debt discount and deferred financing costs	4,332	4,511
Non-cash stock-based compensation	19,448	18,954
Dividend payment from equity method investee	6,230	—
Loss on extinguishment of debt	2,919	278
Equity interests (income) loss	(11,566)	1,173
Deferred income taxes (benefit)	2,641	(87,899)
Changes in operating assets and liabilities:
Restricted cash	31,529	(6,883)
Accounts receivable, net	(47,127)	(133,265)
Investment in films and television programs	(255,139)	(186,401)
Other assets	(2,072)	5,268
Accounts payable and accrued liabilities	13,423	(11,163)
Participations and residuals	20,971	5,708
Film obligations	(30,395)	15,626
Deferred revenue	16,088	(40,217)
Net Cash Flows Provided By Operating Activities	106,678	57,860
Investing Activities:
Investment in equity method investees	—	(1,530)
Purchases of property and equipment	(2,683)	(495)
Net Cash Flows Used In Investing Activities	(2,683)	(2,025)
Financing Activities:
Senior revolving credit facility - borrowings	90,001	55,500
Senior revolving credit facility - repayments	(186,501)	(163,500)
Production loans - borrowings	172,834	115,386
Production loans - repayments	(216,489)	(49,466)
Change in restricted cash collateral associated with financing activities	—	12,769
Dividends paid	(6,900)	—
Exercise of stock options	1,103	—
Tax withholding required on equity awards	(8,701)	(11,056)
Net Cash Flows Used In Financing Activities	(154,653)	(40,367)
Net Change In Cash And Cash Equivalents	(50,658)	15,468
Foreign Exchange Effects on Cash	948	(1,293)
Cash and Cash Equivalents - Beginning Of Period	75,402	48,188
Cash and Cash Equivalents - End Of Period	$25,692	$62,363

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Year Ended March 31,
	2014	2013	2012
	(Amounts in thousands)
Net income (loss)	$152,037	$232,127	$(39,118)
Depreciation and amortization	6,539	8,290	4,276
Contractual cash based interest	48,960	75,322	62,430
Noncash interest expense	17,210	18,258	15,681
Interest and other income	(6,030)	(4,036)	(2,752)
Income tax provision (benefit)	32,923	(75,756)	4,695
EBITDA	$251,639	$254,205	$45,212

Gain on sale of asset disposal group	—	—	(10,967)
Loss on extinguishment of debt	39,572	24,089	967
Stock-based compensation (1)	72,119	47,665	25,014
Administrative proceeding	7,500	—	—
Acquisition related charges	—	2,575	11,957
Corporate defense charges (2)	—	—	(1,726)
Non-risk prints and advertising expense	—	1,155	1,095
EBITDA, as adjusted	$370,830	$329,689	$71,552

________________________________

(1)	The years ended March 31, 2014, 2013 and 2012 include cash settled SARs expense of $10.9 million, $12.0 million, and $15.3 million, respectively.

(2)
The year ended March 31, 2012 includes a benefit for charges associated with a shareholder activist matter of $2.0 million related to a negotiated settlement with a vendor of costs incurred and recorded in fiscal year 2011, and insurance recoveries of related litigation offset by other costs.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER NET INCOME TO
EBITDA AND EBITDA, AS ADJUSTED

	Three Months Ended
	March 31,
	2014	2013
	(Amounts in thousands)
Net income	$49,152	$162,968
Depreciation and amortization	1,773	2,050
Contractual cash based interest	9,278	15,520
Noncash interest expense	4,332	4,511
Interest and other income	(1,280)	(978)
Income tax provision (benefit)	5,856	(86,726)
EBITDA	$69,111	$97,345

Loss on extinguishment of debt	2,919	278
Stock-based compensation (1)	19,920	22,020
Acquisition related charges	—	548
Non-risk prints and advertising expense	—	(4,554)
EBITDA, as adjusted	$91,950	$115,637

________________________________

(1)	The three months ended March 31, 2014 and 2013 include cash settled SARs expense of $0.5 million and $9.7 million, respectively.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for gain on sale of asset disposal group, loss on extinguishment of debt, stock-based compensation, administrative proceeding, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Administrative proceeding represents the settlement of an administrative order. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit Entertainment. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three months ended March 31, 2013 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed. EBITDA, as adjusted is a non-GAAP financial measure.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles ("GAAP"). EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measures as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Year Ended March 31,
	2014	2013	2012
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$252,512	$276,119	$(214,113)
Purchases of property and equipment	(8,799)	(2,581)	(1,885)
Net borrowings under and (repayment) of production loans	14,542	6,941	143,131
Restricted cash held in trust	—	—	(13,992)
Free Cash Flow, as defined	$258,255	$280,479	$(86,859)

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER FREE CASH FLOW
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended
	March 31,
	2014	2013
	(Amounts in thousands)
Net Cash Flows Provided By Operating Activities	$106,678	$57,860
Purchases of property and equipment	(2,683)	(495)
Net borrowings under and (repayment) of production loans	(43,655)	65,920
Free Cash Flow, as defined	$60,340	$123,285

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, less the decrease in restricted cash held in a trust for certain obligations until December 31, 2011. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF ANNUAL EBITDA TO FREE CASH FLOW

	Year Ended March 31,
	2014	2013	2012
	(Amounts in thousands)
EBITDA	$251,639	$254,205	$45,212

Plus: Amortization of film and television programs	921,289	966,027	603,660
Less: Cash paid for film and television programs (1)	(952,727)	(881,415)	(510,092)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	(31,438)	84,612	93,568

Plus: Non-cash stock-based compensation	60,492	35,838	9,957
Plus: Dividend payment from equity method investee	16,079	—	—
Less: Gain on sale of asset disposal group	—	—	(10,967)
Plus: Equity interests (income) loss	(24,724)	3,075	(8,412)
Plus: Loss on extinguishment of debt	39,572	24,089	967

EBITDA adjusted for items above	311,620	401,819	130,325

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	1,775	1,241	23,644
Accounts receivable, net	(93,503)	(4,948)	(256,208)
Other assets	(3,768)	(2,682)	1,298
Accounts payable and accrued liabilities	17,628	(50,154)	28,302
Participations and residuals	59,207	(6,875)	19,813
Deferred revenue	34,035	28,088	30,969
	15,374	(35,330)	(152,182)

Purchases of property and equipment	(8,799)	(2,581)	(1,885)
Interest, taxes and other (2)	(59,940)	(83,429)	(63,117)

Free Cash Flow, as defined	$258,255	$280,479	$(86,859)
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(948,082)	$(890,276)	$(690,304)
Change in film obligations	(19,187)	1,920	37,081
Production loans - borrowings	532,416	378,510	381,856
Production loans - repayments	(517,874)	(371,569)	(238,725)
Total cash paid for film and television programs	$(952,727)	$(881,415)	$(510,092)
_________________________
(2) Interest, taxes and other consists of the following:
Contractual cash based interest	$(48,960)	$(75,322)	$(62,430)
Interest and other income	6,030	4,036	2,752
Current income tax provision	(17,010)	(12,143)	(3,439)
Total interest, taxes and other	$(59,940)	$(83,429)	$(63,117)

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FOURTH QUARTER EBITDA TO FREE CASH FLOW

	Three Months Ended
	March 31,
	2014	2013
	(Amounts in thousands)
EBITDA	$69,111	$97,345

Plus: Amortization of film and television programs	284,471	307,152
Less: Cash paid for film and television programs (1)	(329,189)	(104,855)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	(44,718)	202,297

Plus: Non-cash stock-based compensation	19,448	18,954
Plus: Dividend payment from equity method investee	6,230	—
Plus: Equity interests (income) loss	(11,566)	1,173
Plus: Loss on extinguishment of debt	2,919	278
EBITDA adjusted for items above	41,424	320,047

Changes in other operating assets and liabilities:
Restricted cash	31,529	(6,883)
Accounts receivable, net	(47,127)	(133,265)
Other assets	(2,072)	5,268
Accounts payable and accrued liabilities	13,423	(11,163)
Participations and residuals	20,971	5,708
Deferred revenue	16,088	(40,217)
	32,812	(180,552)

Purchases of property and equipment	(2,683)	(495)
Interest, taxes and other (2)	(11,213)	(15,715)

Free Cash Flow, as defined	$60,340	$123,285
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(255,139)	$(186,401)
Change in film obligations	(30,395)	15,626
Production loans - borrowings	172,834	115,386
Production loans - repayments	(216,489)	(49,466)
Total cash paid for film and television programs	$(329,189)	$(104,855)
_________________________
(2) Interest, taxes and other consists of the following:
Contractual cash based interest	$(9,278)	$(15,520)
Interest and other income	1,280	978
Current income tax benefit (provision)	(3,215)	(1,173)
Total interest, taxes and other	$(11,213)	$(15,715)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF ANNUAL INCOME (LOSS) BEFORE INCOME TAXES, NET
INCOME (LOSS), BASIC AND DILUTED EPS TO ADJUSTED INCOME (LOSS) BEFORE
INCOME TAXES, ADJUSTED NET INCOME (LOSS), AND ADJUSTED BASIC AND DILUTED EPS

	Year Ended March 31, 2014
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$184,960	$152,037	$1.11	$1.04
Stock-based compensation (1)	72,119	45,435	0.33	0.29
Loss on extinguishment of debt (2)	39,572	24,930	0.18	0.16
Administrative proceeding (3)	7,500	7,500	0.05	0.05
Tax valuation allowance (4)	—	(12,030)	(0.09)	(0.08)
As adjusted for stock-based compensation, loss on extinguishment of debt, administrative proceeding and valuation allowance	$304,151	$217,872	$1.58	$1.47

	Year Ended March 31, 2013
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$156,371	$232,127	$1.73	$1.61
Stock-based compensation (1)	47,665	30,186	0.22	0.20
Loss on extinguishment of debt (2)	24,089	15,255	0.11	0.10
Tax valuation allowance (4)	—	(141,087)	(1.05)	(0.94)
As adjusted for stock-based compensation, loss on extinguishment of debt and valuation allowance	$228,125	$136,481	$1.01	$0.96

	Year Ended March 31, 2012
	Income (loss) before income taxes	Net income (loss)	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$(34,423)	$(39,118)	$(0.30)	$(0.30)
Stock-based compensation (1)	25,014	15,841	0.12	0.12
Loss on extinguishment of debt (2)	967	612	—	—
Tax valuation allowance (4)	—	9,778	0.07	0.07
As adjusted for stock-based compensation, loss on extinguishment of debt and valuation allowance	$(8,442)	$(12,887)	$(0.10)	$(0.10)
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FOURTH QUARTER INCOME BEFORE INCOME TAXES, NET
INCOME, BASIC AND DILUTED EPS TO ADJUSTED INCOME BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended March 31, 2014
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$55,008	$49,152	$0.35	$0.33
Stock-based compensation (1)	19,920	12,550	0.09	0.08
Loss on extinguishment of debt (2)	2,919	1,839	0.01	0.01
As adjusted for stock-based compensation and loss on extinguishment of debt	$77,847	$63,541	$0.46	$0.42

	Three Months Ended March 31, 2013
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
	(Amounts in thousands, except per share amounts)

As reported	$76,242	$162,968	$1.20	$1.10
Stock-based compensation (1)	22,020	13,945	0.10	0.09
Loss on extinguishment of debt (2)	278	176	—	0.01
Tax valuation allowance (4)	—	(87,828)	(0.64)	(0.59)
As adjusted for stock-based compensation, loss on extinguishment of debt and valuation allowance	$98,540	$89,261	$0.66	$0.61
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted basic and diluted EPS are adjusted for the following items:
(1) Stock-based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs. The adjustment to net income (loss) is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.
(2) Loss on extinguishment of debt: This adjusts income (loss) before income taxes and net income (loss) to eliminate the loss on extinguishment of debt. The adjustment to net income (loss) is net of the tax impact calculated using the statutory tax rate applicable to each adjustment.
(3) Administrative proceeding: Adjustment for administrative proceeding represents the settlement of an administrative order.
(4) Tax valuation allowance: In order to reflect net income on a comparable basis, we have adjusted all periods to exclude the impact of changes in the valuation allowance from adjusted net income. A substantial portion of the Company’s valuation allowance was reversed in the year ended March 31, 2013 due to the expectation of the realization of the related net deferred tax assets in future tax returns. A further reduction in the valuation allowance related to the Company’s Canadian net deferred tax assets was reversed in the year ended March 31, 2014.
Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.